Profire Energy Reports Financial Results for Fiscal Second Quarter 2016
Company Generates 18% Quarterly Revenue Growth, $0.01 EPS, and $1.8 million Increase in Cash. Maintains Fiscal 2016 Guidance.
LINDON, Utah, November 9, 2015 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal second quarter of 2016 ended September 30, 2015. A conference call will be held on Monday, November 9, 2015 at 5:00 p.m. EST to discuss the results.

Fiscal Q2 2016 Highlights

•	Total revenues up 18% from Q1 FY2016
•	Net income of $778,907, or $0.01 per diluted share
•	Cash at period-end totaled $19.0 million
•	Net cash provided from operating activities during the six-month period totaled $5.1 million
•	Appointed Ryan Oviatt as new CFO
•	Announced next-generation burner management system, the PF3100
•	Completed significant cost reductions during the period; Operating Expenses reduced to $3.4 million for the quarter, a reduction of over $500,000 from Q1 FY2016

Fiscal Q2 2016 Financial Results

Total Revenues for the quarter of $8.1 million reflected a decrease of 48%, compared to the comparable period last year. This decrease was principally attributable to the reduced purchasing from companies in the oil and gas industry stemming from budget constraints derived from a drastic decline in the underlying commodity prices year over year. We believe that a continued emphasis on proper resource-allocation and strategic product-development will help yield long-term revenue growth that is increasingly robust and commodity price-impervious. Such will entail investing in geographies and initiatives (e.g. marketing, training, and sales) that we believe will produce the highest level of total revenues and return on investment in the long-run.

Gross Profit percentage during the three months ended September 30, 2015 decreased from 54% to 50% compared to the prior-year's period ended September 30, 2014.

Total Operating Expenses during the three months ended September 30, 2015 decreased $1.9 million, or 37%, compared to the equivalent period ended September 30, 2014. As a percentage of Total Revenues, Total Operating Expenses during the three months ended September 30, 2015 increased from 34% to 41%, compared to the comparable period ended September 30, 2014. We believe we have made significant improvements to the Company's cost structure over the last few periods and are well-positioned to weather the current industry challenges.

Net Income for the quarter was $778,907 or $0.01 per diluted share, compared to net income of $2.1 million or $0.04 per diluted share in the same prior-year period.

Cash and Cash Equivalents totaled $19.0 million at September 30, 2015, as compared to $14.1 million at March 31, 2015. The Company continues to operate debt-free.

Fiscal First Half 2015 Financial Results

Total revenues in the fiscal first half of 2016 decreased 48% to $15.0 million, from $28.9 million in the first half of 2015.

Gross Profit decreased to $7.3 million or 49% of Total Revenues, compared to $16.0 million or 55% of total revenues in the first half of 2015.

Total Operating Expenses decreased to $7.2 million or 48% of Total Revenues, from $9.4 million or 32% of Total Revenues in the first half of 2015.

Net Income was a $320,095 or $0.01 per diluted share, from Net Income of $4.3 million or $0.08 per diluted share in the first half of 2015.

Management Commentary

"We are quite pleased with the progress the Company has made in the last quarter, specifically becoming profitable again," said Brenton Hatch, President and CEO of Profire Energy. "However, as we have stated several times, we still anticipate a relatively difficult year for overall revenues and profitability, but I think this quarter shows that we are on the right track. We are fortunate to have such a strong balance sheet which should allow us to take advantage of opportunities in the market as they arise, while improving upon our strategic positioning in the future."

"We are in the midst of difficult and challenging times for the oil and gas industry; however Profire has a strong balance sheet, high-quality products and great people which will help us succeed in these circumstances," said Ryan Oviatt, CFO of Profire Energy.  "Not only have we demonstrated a return to profitability this quarter, but we have generated significant operating cash flow despite the current industry environment. It is great to be a part of the Profire team."

Fiscal 2016 Guidance

The Company maintains its fiscal 2016 guidance. For fiscal 2016, total revenues are expected between $25.0-30.0 million with net income of $(1.0)-2.0 million. Though the Company expects a slightly stronger performance in the second half of Fiscal 2016, volatile oil & gas prices could change thisoutlook.

Profire management will host a conference call later today to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.

Date: Monday, November 9, 2015
Time: 5:00 p.m. EST (3:00 p.m. MST)
Toll-free dial-in number: 1-855-327-6837
 International dial-in number: 1-631-891-4304

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=117080. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact Tanner Lamb at 1-801-796-5127.

A replay of the call will be available after 8:00 p.m. EDT on the same day through November 16, 2015.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
 Replay ID: 117080

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to,; the Company's long-term outlook and market opportunity of the Company; the Company being well positioned to manage through the industry difficulties; the Company's belief that a continued emphasis on proper resource-allocation and strategic product-development will help yield long-term revenue growth that is increasingly robust and commodity price-impervious; the Company's intention to make investments that will create highest revenue generation and return on investment; and the Company cost reductions and process improvements creating operational leverage in future periods. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:

Profire Energy, Inc.
Tanner Lamb, Finance & Investor Relations
(801)796-5127

Profire Energy, Inc.
Nathan McBride, VP Strategy
 (801) 796-5127

PART I. FINANCIAL INFORMATION
Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

ASSETS

	September 30, 2015	March 31, 2015

CURRENT ASSETS
Cash and cash equivalents	$18,954,290	$14,144,796
Accounts receivable, net	6,706,532	9,462,378
Inventories	9,954,358	11,766,535
Income tax receivable	59,886	-
Prepaid expenses & other current assets	395,385	112,741

Total Current Assets	36,070,451	35,486,450

LONG-TERM ASSETS
Deferred tax asset	575,189	501,921

PROPERTY AND EQUIPMENT, net	8,697,175	9,275,965

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net of accumulated amortization	525,527	594,019

Total Other Assets	1,523,228	1,591,720

TOTAL ASSETS	$46,866,043	$46,856,056

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$909,115	$1,040,530
Accrued liabilities	819,775	332,229
Income taxes payable	148,426	347,486

Total Current Liabilities	1,877,316	1,720,245

LONG-TERM LIABILITIES
Deferred income tax liability	629,232	631,353

TOTAL LIABILITIES	2,506,548	2,351,598

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,255,275 53,199,136 shares issued and outstanding, respectively	53,255	53,199
Additional paid-in capital	25,811,085	25,525,050
Accumulated other comprehensive income (loss)	(2,640,128)	(1,888,981)
Retained earnings	21,135,283	20,815,188

Total Stockholders' Equity	44,359,495	44,504,457

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,866,043	$46,856,056

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Sales of goods, net	$7,291,846	$14,628,718	$13,503,816	$26,945,230
Sales of services, net	805,448	1,092,214	1,470,721	1,920,536
Total Revenues	8,097,294	15,720,932	14,974,537	28,865,766

COST OF SALES
Cost of goods sold-product	3,445,188	6,469,992	6,413,106	11,537,619
Cost of goods sold-services	623,992	701,497	1,219,530	1,341,604
Total Cost of Goods Sold	4,069,180	7,171,489	7,632,636	12,879,223

GROSS PROFIT	4,028,114	8,549,443	7,341,901	15,986,543

OPERATING EXPENSES
General and administrative expenses	1,660,092	2,866,401	3,638,576	5,275,470
Research and development	295,146	538,793	599,635	810,020
Payroll expenses	1,259,770	1,767,730	2,722,425	3,033,429
Depreciation and amortization expense	137,999	122,928	245,454	247,643

Total Operating Expenses	3,353,007	5,295,852	7,206,090	9,366,562

INCOME FROM OPERATIONS	675,107	3,253,591	135,811	6,619,981

OTHER INCOME (EXPENSE)
Gain on disposal of fixed assets	754	-	19,391	-
Other (expense) income	352,310	(257)	243,320	2,864
Interest income	5,517	7,543	26,640	7,780

Total Other Income (Expense)	358,581	7,286	289,351	10,644

NET INCOME BEFORE INCOME TAXES	1,033,688	3,260,877	425,162	6,630,625

INCOME TAX EXPENSE	254,781	1,182,676	105,067	2,331,718

NET INCOME	$778,907	$2,078,201	$320,095	$4,298,907

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$(1,084,519)	$(455,114)	$(751,147)	$(158,678)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(305,612)	$1,623,087	$(431,052)	$4,140,229

BASIC EARNINGS PER SHARE	$0.01	$0.04	$0.01	$0.09

FULLY DILUTED EARNINGS PER SHARE	$0.01	$0.04	$0.01	$0.08

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	53,236,979	52,482,823	53,230,892	50,222,367

FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	53,344,291	53,126,287	53,338,204	50,865,831

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Six Months Ended
	September 30,
	2015	2014
OPERATING ACTIVITIES
Net Income	$320,095	$4,298,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	476,548	247,643
Gain on disposal of fixed assets	(19,391)	-
Common stock issued for services	-	168,004
Bad debt expense	86,494	-
Stock options issued for services	325,334	712,820
Unrealized foreign exchange gain	-	(128,429)
Changes in operating assets and liabilities:
Changes in accounts receivable	2,567,419	(5,961,481)
Changes in income tax receivable	(59,886)	-
Changes in inventories	1,600,797	(1,634,627)
Changes in prepaid expenses	(262,547)	(200,631)
Changes in deferred tax asset	(73,268)	79,208
Changes in accounts payable and accrued liabilities	373,484	2,329,740
Changes in income taxes payable	(193,908)	1,448,850

Net Cash Provided by Operating Activities	5,141,171	1,360,004

INVESTING ACTIVITIES
Proceeds from disposal of equipment	119,935	-
Purchase of fixed assets	(28,572)	(3,720,259)

Net Cash Provided by (Used in) Investing Activities	91,363	(3,720,259)

FINANCING ACTIVITIES
Proceeds from stock issued for cash	-	18,000,000
Stock offering costs	-	(1,529,057)
Value of equity awards surrendered by employees for tax liability	(39,243)	-
Stock issued in exercise of stock options	-	134,711

Net Cash Provided by (Used in) Financing Activities	(39,243)	16,605,654

Effect of exchange rate changes on cash	(383,797)	(30,249)

NET INCREASE IN CASH	4,809,494	14,215,150
CASH AT BEGINNING OF PERIOD	14,144,796	4,456,674

CASH AT END OF PERIOD	$18,954,290	$18,671,824

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$292,082	$-

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.